PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Exhibit 10.3

No.: ZB9716202400000004

Maximum-Amount Guarantee Contract

Contract Version No.: SPDB202112

Maximum-Amount Guarantee Contract
Creditor:     Shanghai Pudong Development Bank Co., Ltd. Zhangjiang Hi-Tech Park Sub-branch
Guarantor:     ZAI LAB LIMITED
WHEREAS:
To ensure that the debtor fully and promptly performs its various obligations under the master contract and to secure the realization of the creditor’s rights, the guarantor listed above (hereinafter collectively referred to as the “guarantor”) voluntarily assumes the guarantee liability in accordance with this contract and enters into the following agreement.
Article 1 Guarantee Liability
1.1     Guarantee manner
The guarantee manner hereunder is joint and several liability guarantee.
The guarantor confirms that when the debtor fails to perform its debts in accordance with the stipulations of the master contract, regardless of whether the creditor has other guarantee rights (including but not limited to guarantees, mortgages, pledges, and other guarantee manners) in the creditor’s rights under the master contract, the creditor has the right to request any guarantor hereunder to assume the guarantee liability first within the guarantee scope stipulated herein without requiring other guarantors to perform the guarantee liability first.
1.2     Guarantee scope
In addition to the main creditor’s rights stated in this contract, the scope of guarantee hereunder also covers the interest arising therefrom (the interest referred to in this contract includes interest, penalty interest, and compound interest), liquidated damages, damages, handling fees, and other expenses incurred for the signing or performance of this contract as well as the expenses incurred by the creditor to realize the guarantee rights and creditor’s rights (including but not limited to litigation fees, attorney’s fees, travel expenses, etc.) and the security deposit required by the creditor to be made up by the debtor in accordance with the master contract.
1.3     Guarantee period
The guarantee period is calculated separately for each creditor’s right held by the creditor toward the debtor and starts from the date of the expiration of the debt performance period of each creditor’s right contract to three years after the date of the expiration of the debt performance period stipulated in the said creditor’s right contract.
The guarantor bears the guarantee liability for the repayment obligations performed by phase under each individual contract during the period of occurrence of the creditor’s rights. The guarantee period shall start from the date of the expiration of each debt performance period to three years after the date of the expiration of the last repayment period of the said individual contract.
The terms “due” and “expiration” in this contract include situations where the creditor declares that the main creditor’s rights are due early.

Where the main creditor’s rights declared to be due early are all or part of the creditor’s rights during the determination period of the creditor’s rights, the early maturity date declared shall be the maturity date of all or part of the creditor’s rights, with the determination period of the creditor’s rights becoming due simultaneously. The declaration by the creditor covers any claim made by the creditor to a competent authority by a complaint or application or other document.
Where the creditor and the debtor reach an extension agreement on the main debt performance period, the guarantee period will end three years after the date of the expiration of the debt performance period newly stipulated in the extension agreement.
1.4     Changes to the master contract
The guarantor hereby confirms that any grace given by the creditor to the debtor or any modification or change of any provision of the master contract between the creditor and the debtor does not require the consent of the guarantor but requires notification to the guarantor if it does not increase the liability of the guarantor. The rights and interests of the creditor hereunder will not be affected by such change and the guarantor’s guarantee liability will not be reduced accordingly.
Notwithstanding the foregoing, where the creditor provides the debtor with the service of issuing the letters of credit, letters of guarantee, or standby letters of credit, any amendment to the master contract (including the letter of credit, letter of guarantee, or standby letter of credit issued by the creditor to the debtor) by the creditor and the debtor does not require the consent of the guarantor but requires notification to the guarantor if it does not increase the liability of the guarantor, and such amendment shall be deemed to have obtained the prior consent of the guarantor and the guarantor’s guarantee liability will not be reduced accordingly.
Article 2 Representations and Warranties
2.1     Representations and warranties of the guarantor
The guarantor makes the following representations and warranties to the creditor:
(1)It is a civil subject with full capacity for civil rights and civil conduct as well as the right to sign this contract and it has obtained all authorizations and approvals that are required for the signing of this contract and the performance of its obligations hereunder.
(2)The signing and performance of this contract do not violate the laws, articles of association, relevant documents of competent authorities, judgments, and awards that are binding on the guarantor or conflict with any contracts or agreements it has signed or any other obligations it has assumed.
(3)All materials and information provided by it are in compliance with applicable legal requirements and are true, valid, accurate, complete, and free of any concealment.
(4)The financial information provided by it truthfully, completely, and fairly reflects the financial condition of the guarantor. There have been no material adverse changes in the guarantor’s operating condition or financial condition since the issuance of the most recent audited financial statement.
(5)It will complete the filing, registration, or other procedures required for this contract.
(6)It is aware of and acknowledges the financing variety and purpose under the master contract (the guarantor confirms that it will actively learn about the contents of the master contract through the debtor or creditor. Where the financing purpose under the master contract is to repay a former loan with a new loan, the guarantor confirms that the new loan is still a creditor’s right guaranteed hereunder and it is not necessary to obtain the guarantor’s further consent when the new loan occurs)

(7)To the knowledge of the guarantor, here are no circumstances or events that would or could have a significant adverse impact on the guarantor’s ability to perform.
Article 3 Covenants
3.1    Guarantor’s commitments
(1)    The guarantor undertakes not to take the following actions without the written consent of the creditor:
a.     Transfer (including in the form of sale, gift, debt, exchange, etc.), mortgage, pledge, or otherwise dispose of all or most of its material assets;
b.     Make significant changes in its business system or form of property ownership organization, including but not limited to restructuring, equity transfer, change in actual controller or major shareholder, consolidation (merger), splitting, and capital reduction;
c.     Carry out or apply for bankruptcy, restructuring, dissolution, business closure, or being revoked or abnormally suspended by the superior competent authority;
d.     Sign a contract/agreement that has a significant adverse impact on the ability of the guarantor to perform its obligations hereunder or assume relevant obligations with such an impact.
(2)     The guarantor undertakes to notify the creditor immediately within five (5) bank business days upon occurrence of the following events:
a.     Because of the occurrence of relevant events, the representations and warranties made by the guarantor in this contract become untrue, inaccurate, incomplete, illegal, or invalid;
b.     The guarantor or its controlling shareholder, actual controller, affiliated persons, or legal representative is involved in litigation or arbitration or its assets are detained, seized, frozen, or subject to enforcement or other measures with the same effect are taken;
c.     Changes are made to the legal representative of the guarantor or its authorized agent, person-in-charge, main financial person-in-charge, mailing address, business name, office address, or other matters or the guarantor changes its domicile, regular place of residence, and work unit, departs from its city of residence for a long time, changes its name, or experiences adverse change in income level;
d.     Application for reorganization or bankruptcy by other creditors or revocation by a superior authority.
(3)     The guarantor undertakes to cooperate in providing the corresponding financial information in the signing and performance of this contract at the request of the creditor.
(4)     The guarantor undertakes that when the debtor fails to make up the security deposit (including making up the security deposit in advance) in accordance with the requirements of the creditor under the master contract, the guarantor shall bear joint and several responsibilities for making up the security deposit (the said security deposit shall also serve as a pledge for the main creditor’s rights, but signing a separate security pledge contract is not necessary). The guarantor’s making up the security deposit will not exempt it from the guarantee liability it shall assume in accordance with this contract. Any losses (including interest losses) incurred by the guarantor in making up the security deposit in accordance with this contract shall be borne by the guarantor.
(5)     The guarantor confirms that the guarantor may not exercise the right of recourse and related rights (including but not limited to offsetting any debts owed to the debtor) against the debtor as a result of the assumption of the guarantee liability of this contract until all the creditor’s rights under the creditor’s master contract have been fully settled.
(6)Where the debtor repays all or part of the debts in advance or the debtor makes an individual settlement to the creditor, the guarantor shall continue to bear joint and several guarantee liability for the creditor’s rights against the debtor formed after such early repayment or individual settlement is revoked.
(7)The guarantor acknowledges that the guarantor’s guarantee responsibility will not be released even if the creditor waives or changes the mortgage or pledge provided by the debtor itself or changes the sequence of the mortgage or pledge provided by the debtor itself.
3.2     Deduction agreement
(1)    When the guarantor has a debt due or shall make up for the security deposit, the creditor has the right to deduct the funds directly from any account opened by the guarantor with Shanghai Pudong Development Bank Co., Ltd., to settle the due debt or to make up for the security deposit.
(2)    The creditor has the right to use the money obtained therefrom to pay off the principal, interest, or other expenses. At the same time, if multiple debts are due but unpaid, the creditor will determine the sequence of the settlement thereof.
3.3     Exchange rate conversion
Where exchange rate conversion is involved hereunder, conversion shall be based on the foreign exchange price determined by the creditor, with the relevant exchange rate risks and losses being borne by the guarantor.
3.4     Certificate of creditor’s rights
The valid certificate of the creditor’s rights guaranteed by the guarantor shall be the accounting voucher or other valid supporting materials issued and recorded by the creditor in accordance with its own business regulations.
3.5Authorization to use and disclose information
(1)The guarantor agrees and irrevocably authorizes that: Following the requirements of the Credit Reporting Regulations and other credit reporting laws and regulations as well as regulatory requirements and the collection demands of the basic financial credit information database established by the state, the creditor has the right to provide the basic financial credit information database established by the state, for inquiry and use by qualified units, with all the information on the contracts/agreements/commitments signed by the guarantor and the creditor, including relevant performance information of all such contracts/agreements/commitments, as well as the basic enterprise information and other information provided by the guarantor; at the same time, the creditor also has the right to inquire and use the credit information of the guarantor that has been entered into the basic financial credit information database established by the state. This authorization covers all links of the creditor’s necessary business management of the business under this contract and the master contract before and after the signing of this contract, with the validity expiring along with the actual termination of this contract.
(2)The guarantor agrees and irrevocably authorizes that: 1) When the debtor fails to repay the financing principal and interest on time under the master contract, the creditor has the right to provide the financing information and guarantee information under the master contract to a collection agency for the purpose of collecting the debtor’s arrears; 2) the creditor has the right to transfer the rights or obligations under the master contract and this contract to any third party and to disclose any information related to the master contract and this contract (including any information provided by the debtor and the guarantor to the creditor for the purpose of the master contract and this contract) to transferees (including intended transferees), law firms, asset assessment agencies, accounting firms, and other third-party cooperating agencies. 3) The creditor may also disclose the guarantee information hereunder to its headquarters, branches, affiliates, and other intermediaries as well as the personnel employed by them. At the same time, the disclosures made by the creditor in accordance with the requirements of any laws and regulations and the requirements of regulatory authorities, government agencies, or judicial agencies are also within the permitted scope.
3.6    Notices and service
(1)The creditor confirms that the address listed on the signature page of this contract is its valid address for service. The guarantor shall directly serve or mail notices served to the creditor hereunder to the address listed on the signature page of this contract until the creditor announces the change of such address. The guarantor agrees that all notices it sends to the creditor shall be deemed to have been served when actually received by the creditor.
(2)The guarantor confirms that the address listed on the signature page of this contract and the service information such as fax and email addresses are valid mailing or electronic addresses for service. Various non-litigation notices and other documents hereunder as well as legal documents such as letters, summonses, and notices issued to it during any litigation (including any litigation procedures and enforcement procedures such as first instance, second instance, and retrial) arising from this contract will be deemed served as long as they are sent by mail or electronic service methods such as fax and email to the mailing or electronic addresses for service listed on the signature page of this contract. The specific service date shall be subject to the provisions on service date in the Civil Procedure Law. Any change of the aforementioned mailing or electronic address for service without prior notice to the creditor will not have legal effect, in which case the address for service confirmed in this contract shall still be deemed as the valid address for service.
Article 4 Defaults and Responses
4.1     Defaults
Any of the following conditions will constitute a default by the guarantor against the creditor:
(1)     Any representations or warranties made by the guarantor in this contract are untrue, inaccurate, misleading, invalidated, or violated.
(2)     The guarantor violates any of the covenants stipulated in Article 3 of this contract or other obligations stipulated herein.
(3)     The guarantor suspends business, ceases production, closes business, makes rectification, carries out restructuring, reaches an impasse, conducts liquidation, or is taken over, escrowed, or dissolved, its business license is revoked or canceled, or it goes bankrupt.
(4)     The financial condition of the guarantor deteriorates, its operation becomes severely difficult, or an event or circumstance occurs that adversely affects its normal operations, financial condition, or solvency.
(5)    The guarantor or its controlling shareholder, actual controller, affiliated persons, or legal representative is involved in major litigation or arbitration or its major assets are detained, seized, frozen, or subject to enforcement or other measures with the same effect are taken, causing an adverse impact on the guarantor's solvency.
(6)     The guarantor is a natural person who dies or is declared dead or transfers assets or attempts to transfer assets under the pretense of marriage.
(7)     Other circumstances occur which the creditor reasonably judges may cause or have caused a significant impact on the performance ability of the guarantor hereunder.

4.2     Responses to defaults
In the event of any of the defaults mentioned in the above paragraph or where the laws provides that the creditor may exercise the guarantee rights hereunder, the creditor has the right to declare that the main creditor’s rights and/or the determination period of the creditor’s rights is due early and/or request the guarantor to assume the guarantee liability in accordance with the law or make up the security deposit as stipulated herein.
Article 5 Miscellaneous
5.1    Applicable laws
This contract shall be governed by and construed in accordance with the laws of the People’s Republic of China (for the purpose of this contract, the laws of Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan are not included herein).
5.2     Resolution of disputes
All disputes regarding this contract shall be resolved through friendly negotiation; where negotiation fails, a lawsuit shall be filed with the People’s Court with jurisdiction over the domicile of the creditor. During the dispute, the parties hereto shall continue to perform the undisputed terms.
5.3    Effectiveness, change, and dissolution
(1)     This contract will take effect after being signed (or affixed with the seal) and affixed with the official seal by the legal representative of the guarantor or its authorized agent and being signed (or affixed with the seal) and affixed with the official seal (or special seal for contracts) by the legal representative/person-in-charge of the creditor or its authorized agent, and will end after all debts hereunder are paid off (if the guarantor is a natural person, only a signature is required; if the guarantor is an overseas company, it must be signed (or affixed with the seal) and affixed with the official seal (if applicable) by the guarantor’s legal representative or person with the authority to sign).
(2)     The invalidity, cancellation, or unenforceability of any clause of this contract will not affect the validity and enforceability of other contract clauses.
(3)     After this contract takes effect, neither party to this contract may arbitrarily change or prematurely dissolve this contract. If this contract needs to be changed or rescinded, the parties to the contract shall negotiate and reach a written agreement.
5.4     Miscellaneous
(1)     For the purpose of this contract, when this contract refers to “laws,” it shall refer to laws, regulations, rules, local regulations, judicial interpretations, and any other applicable provisions.
(2)     For the purpose of this contract, the documents mentioned in this contract such as “contract” and “master contract” include subsequent amendments, changes, or supplements to such documents; the entities of all parties mentioned in this contract, including but not limited to the guarantor, the creditor, and the debtor, all include such entities themselves and their subsequent legal successors or inheritors.
(3)     For the purpose of this contract, the “financing” mentioned herein, unless otherwise agreed by the parties to this contract, refers to the financial credit or credit support provided by the creditor to the debtor through various types of banking business including but not limited to loans, bank acceptance drafts, letters of guarantee, letters of credit, and standby letters of credit.

(4)     The appendices to this contract are part of this contract and have the same legal effect as the main text of this contract.
(5)     Where matters not covered in this contract need to be supplemented, both parties may agree and record them in Article 6 of this contract or may reach a separate written agreement as an appendix to this contract.
(6)     Unless otherwise specified in this contract, the relevant terms and expressions in this contract have the same meaning as those in the master contract.
Article 6 Contract Element Clauses
6.1     The master contract guaranteed by this contract:
A series of contracts signed by the debtor and creditor to handle various types of financing businesses in accordance with the stipulations of Article 6.3 of this contract, and _____________/____________________________ (contract name and number) signed by the debtor and creditor.
6.2     The debtor under the master contract:
Zai Lab (Shanghai) Co., Ltd.
6.3     Guaranteed creditor’s rights:
The guaranteed main creditor’s rights under this contract are the creditor’s rights incurred by the creditor when handling various financing businesses with the debtor during the period from February 6, 2024, to February 5, 2027 (the aforementioned period is the determination period for determining the maximum-amount guaranteed creditor’s rights, that is, “the determination period of the creditor’s rights”), as well as the prior creditor’s rights agreed by both parties (if any). The balance of the principal of the aforementioned main creditor’s rights shall not exceed an amount equivalent to RMB (currency) Three Hundred Million yuan (in words) within the determination period of the creditor’s rights.
The maximum amount of creditor’s rights guaranteed hereunder covers all the creditor’s rights, including the maximum balance of the principal of the main creditor’s rights aforementioned and the interest generated from the main creditor’s rights stipulated in Article 1.2 of this contract (interest referred to in this contract includes interest, penalty interest, and compound interest), liquidated damages, damages, handling fees, and other expenses incurred for the signing or performance of this contract as well as the expenses incurred to realize the guarantee rights and creditor’s rights (including but not limited to litigation fees, attorney’s fees, travel expenses, etc.). The guarantor confirms that the guarantee liability of the guarantor hereunder shall be based on the maximum amount of the creditor’s rights determined according to the guarantee scope stipulated herein and is not limited to the maximum balance of the principal of the main creditor’s rights.
Other stipulations on the maximum amount of creditor’s rights guaranteed hereunder: / .
6.4     Text
The original of this contract is executed in triplicate, with the creditor holding two copies, the guarantor holding one copy, and /
holding zero copies, all having the same legal effect.
6.5     Other matters stipulated by the parties (if any)
/
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(This page is a signature page, no body text)
This contract is signed by the following parties. The guarantor confirms that at the time of signing this contract, the parties hereto have explained and discussed all the clauses in detail, have no doubts about all the clauses hereof, and have an accurate understanding of the legal meaning of the rights and obligations of both parties and the liability limitation or exemption clauses hereof.

Creditor (Official Seal or Special Seal for Contracts):
Legal Representative/Person-in-Charge or Authorized Agent (Signature or Seal): Shanghai Pudong Development Bank Co., Ltd. Zhangjiang Hi-Tech Park Sub-branch (contract chop) Tian Ye (name chop)	Principal Place of Business: No. 56 Boyun Road,Shanghai Postal Code: 201203 Phone: [***] Contact Person: Zhan Yi
Date of Signing: February 6, 2024

Guarantor (Official Seal):
Legal Representative/Guarantor or Authorized Agent (Signature or Seal): /s/ Xiaopeng Feng For and on behalf of Zai Lab Limited ID Type/No. (to be filled in by a natural person guarantor):	Domicile: Building 1, No. 4560 Jinke Road Postal Code: 201203 Phone: [***] Fax: / Email Address: [***] Contact Person: Jin Caixuan
Date of Signing: February 6, 2024

Guarantor (Official Seal):
Legal Representative/Guarantor or Authorized Agent (Signature or Seal): ID Type/No. (to be filled in by a natural person guarantor):	Domicile: Postal Code: Phone: Fax: Email Address: Contact Person:
Date of Signing: (Month) (Day), (Year)